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                                                               EXHIBIT 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

PracticeWorks, Inc.
Atlanta, Georgia

         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated February 9, 2001 (except for Note 14, which is as of March 7, 2001), relating to the consolidated financial statements and schedule of PracticeWorks (A Division of InfoCure Corporation) appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO Seidman, LLP
Atlanta, Georgia
May 7, 2001



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